UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2004

REEF GLOBAL ENERGY VENTURES

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-93399	To be applied for
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Central Expressway, Suite 300
Richardson, Texas		75080
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (972) 437-6792

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On December 22, 2004, Reef Partners, LLC (“Reef Partners”), the managing general partner of each of the Reef Global Energy Ventures (the “Registrant”) partnerships (the “Partnerships”), dismissed Ernst & Young LLP (“E&Y”) as the Registrant’s independent registered public accounting firm.  Effective December 22, 2004, the manager of Reef Partners approved the engagement of BDO Seidman, LLP (“BDO”) as independent auditors for Reef Partners and each of the Partnerships for the fiscal year ending December 31, 2004.  BDO will act as certifying accountant on all future reports of the Registrant and the Partnerships effective immediately.  The decision to dismiss E&Y and appoint BDO was made by Reef Partners.

E&Y’s reports on the financial statements of Reef Partners and each of the Partnerships for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During 2002 and 2003, and through the date of E&Y’s dismissal, there have been no “reportable events” requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of Reef Partners’ and the Partnership’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 and in the subsequent interim period, there were no disagreements between Reef Partners, the Registrant or the Partnerships and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in its report.

The Registrant has requested E&Y furnish it a letter addressed to the Commission stating whether it agrees with the above statements.  A copy of that letter, dated December 22, 2004, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c)                                 Exhibits

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP dated December 22, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEF GLOBAL ENERGY VENTURES
By: Reef Partners LLC, Managing Member

Date: December 23, 2004	By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager and Member

Exhibit Index

Exhibit Number	Description

16.1	Letter from Ernst & Young LLP dated December 22, 2004